2018 Fourth Quarter and Full Year Earnings Call February 7, 2019 © 2019 Omnicell, Inc. Content is confidential and proprietary

3,000% Increase in Administrators since 1970 © 2019 Omnicell, Inc. Content is confidential and proprietary 1

76% Non-clinical Activities 7 25,000 1 4 errors / day 3 Errors annually in Pharmacy dispensing 250 Rx daily hospitals dispensing 5M doses 0.5% 1 6-10% 2 1.7%3 20-30% 4 30-35% 5 Non-IV Dispensing Mean Error Rate Dispensing Errors Prescriptions Med Related Errors in Central Pharmacy in IV Compounding in Outpatient Pharmacy Never Filled Readmission CENTRAL PHARMACY CLEAN ROOM MEDICATION ROOM SURGICAL SUITE OUTPATIENT PHARMACY HOME 1. Poon, China, Churchill, et al. 2. Flynn, Pearson & Barker. 3. Flynn, Barker, Carnahan 4. Brody J. 5. ASCP Ann Intern Med 2006; 145:426-434 Am J Health-Syst Pharm 1997; 54:904-12 Am J Pharm Assoc 2003: 43:191-200 New York Times, April 2017 The Consultant Pharmacist, October 2017 $450 Billion annual spend …6 with suboptimal outcomes 6. IQVIA Institute report (2018). Medicine Use & Spending in the U.S. 7. ASHP Survey (2015)AM J Health-Syst Pharm, September 2016 © 2019 Omnicell, Inc. Content is confidential and proprietary 2

Omnicell Products © 2019 Omnicell, Inc. Content is confidential and proprietary 3

Healthcare Market Trends & Omnicell Solutions Are Strongly Aligned Omnicell Solution Healthcare Trend Market Need Strength Health systems consolidation Integrated & automated 60% of top health systems are horizontally systems customers… broadest portfolio Pharmacy becoming More sophisticated ROI Clear innovation leader and more strategic based solutions strategic partner choice Provider – Payor vertical Increased need for Population Emerging broadest portfolio integration health solutions across continuum of care © 2019 Omnicell, Inc. Content is confidential and proprietary 4